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                                                                    EXHIBIT 99.1

                                    WYNDHAM
                                 INTERNATIONAL

(BW) (TX-WYNDHAM-INTERNATIONAL) (WYN) Wyndham and Patriot Shareholders Approve $1 Billion Equity Investment From Investor Group; Company Converts From REIT to C Corp; Changes Name to Wyndham International

        Business Editors

        DALLAS--(BUSINESS WIRE)--June 30, 1999--

        Proceeds to Reduce Debt and Settle Forward Equity Contracts

        Wyndham International, Inc. (NYSE:WYN) today said its shareholders approved a comprehensive restructuring plan which will strengthen the Company's financial position, streamline its corporate structure and sharpen its business focus. At the annual meeting of Wyndham and PAH, Inc., held yesterday in New York, shareholders approved:

        --  $1 billion equity investment from an investor group

        -- Conversion to a C corporation, terminating the Company's status as a REIT

        --  Changing the Company's name to Wyndham International

        Effective today, shares in the new Wyndham International, Inc. will trade on the New York Stock Exchange under the trading symbol WYN.

        The investor group's purchase involves $1 billion of 9.75% convertible preferred stock, callable after six years, with an initial conversion price of $8.59 per share. The investor group includes affiliates of Thomas H. Lee Equity Fund IV, L.P., Apollo Investment Fund IV, L.P., Apollo Real Estate Investment Fund III, L.P., Beacon Capital Partners, L.P., and other investors.

        Within the next six months, Wyndham intends to conduct a rights offering in which common shareholders can purchase up to $300 million of convertible preferred stock with the same economic terms as investor group, which could reduce the investor group's investment to $700 million. As a result, the investor group will initially own an approximate 41% interest in the Company, reducing to 29%, assuming full subscription to the rights offering by non-investor group shareholders.

        As previously announced, the $1 billion equity investment is part of an overall financial restructuring plan in conjunction with a new $1.8 billion senior bank facility from Chase Manhattan Bank and $650 million of senior secured loans from Chase Manhattan Bank and The Bear Stearns Companies Inc. These proceeds will be used to replace the Company's existing bank facility, to settle its forward equity obligations and to provide additional growth and working capital.

        James D. Carreker, President and Chief Executive Officer of Wyndham, noted that in addition to the financial restructuring, Wyndham has accomplished the following:

        -- Hired a new Chief Financial Officer, a new Chief Investment Officer and re-organized management
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        --      Divested $72 million in non-strategic assets and announced plans to sell 11 hotels situated in the United Kingdom

        -- Opened or will open new Wyndham Hotels in Chicago, Atlanta and Boston

        -- Received a top three rating for Wyndham by J. D. Powers & Associates in guest satisfaction among upscale hotel chains

        Carreker also said, "The measures taken today have restored Wyndham's financial and operating flexibility, while providing an excellent platform to further strengthen Wyndham's competitive position. We have all the necessary tools -- talented people, irreplaceable assets and powerful brands -- to successfully execute a focused growth strategy that solidifies Wyndham's position as a top-tier lodging company. In the hospitality industry, we want to provide the best places to stay; to become the best places to work; and to generate the best shareholder returns in our industry."
        Shares of Patriot American Hospitality, Inc. will no longer trade on the NYSE under the symbol PAH.

        About Wyndham International

        Wyndham International, Inc. owns, leases, manages and franchises primarily upscale and luxury hotel and resort properties and provides management services for third-party owned hotels and resorts. Wyndham's three operating divisions, Grand Bay Hotels & Resorts, the Wyndham Hotel Group, and PAH Management Services, represent a combined portfolio of 311 hotels and resorts with a total of more than 74,000 rooms in 38 states as well as Canada, the Caribbean and Europe.

        Cautionary Statement

        This press release contains forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include competition for guests from other hotels, dependence upon business and commercial travelers and tourism, the seasonality of the hotel industry, and the availability of equity or debt financing at terms and conditions favorable to the Companies.

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        CONTACT: Wyndham International, Inc., Dallas
                 Media Inquiries:
                 Sard Verbinnen & Co
                 Maureen Bailey, 212/687-8080
                 or
                 Analyst Inquiries:
                 Paul Keung, V.P. of Finance, Investor Relations
                 214/863-1265